Exhibit 99
FOR IMMEDIATE RELEASE
July 14, 2022

Cintas Corporation Announces
Fiscal 2022 Fourth Quarter and Full Year Results

CINCINNATI, July 14, 2022 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fiscal 2022 fourth quarter ended May 31, 2022. Revenue for the fourth quarter of fiscal 2022 was $2.07 billion compared to $1.84 billion in last year’s fourth quarter, an increase of 13.0%. The organic revenue growth rate for the fourth quarter of fiscal 2022, which adjusts for the impacts of acquisitions, divestitures and foreign currency exchange rate fluctuations, was 12.7%. The organic revenue growth rates for the Uniform Rental and Facility Services and First Aid and Safety Services reportable operating segments were 10.5% and 15.1%, respectively.

Gross margin for the fourth quarter of fiscal 2022 was $946.2 million compared to $859.1 million in last year’s fourth quarter, an increase of 10.1%. Gross margin as a percentage of revenue was 45.6% for the fourth quarter of fiscal 2022 compared to 46.8% in last year's fourth quarter. Operating income for the fourth quarter of fiscal 2022 was $404.4 million compared to $356.4 million in last year's fourth quarter, an increase of 13.5%. Operating income as a percentage of revenue was 19.5% in the fourth quarter of fiscal 2022 compared to 19.4% in last year's fourth quarter.

Net income was $294.5 million for the fourth quarter of fiscal 2022 compared to $267.7 million in last year's fourth quarter. Fourth quarter of fiscal 2022 diluted earnings per share (EPS) were $2.81 compared to $2.47 in last year's fourth quarter, an increase of 13.8%.

Fiscal 2022 fourth quarter free cash flow, defined as net cash provided by operating activities less capital expenditures, increased 15.2% compared to fiscal 2021, to $475.7 million. On June 15, 2022, Cintas paid shareholders an aggregate of $98.2 million in quarterly cash dividends. During the fourth quarter of fiscal 2022 and through July 13, 2022, Cintas purchased $496.5 million of Cintas common stock under its buyback program.

Todd M. Schneider, Cintas' President and Chief Executive Officer, stated, "We are pleased with our fourth quarter financial results which were led by a strong increase in revenue. Challenged with finding labor to run their businesses, heightened concerns over sanitization, and inflationary labor and purchasing costs, businesses increasingly outsource to Cintas to help them get Ready for the Workday®. We provide products and services better, faster, and economically, enabling businesses to concentrate on their core competencies."

For the fiscal year ended May 31, 2022, revenue was $7.85 billion, compared to $7.12 billion for fiscal 2021, an increase of 10.4%. Diluted EPS for fiscal 2022 was $11.65 compared to $10.24 in fiscal 2021, an increase of 13.8%. Fiscal year 2022 diluted EPS included a gain on sale of operating assets and a gain on an equity method investment transaction. Adjusted to exclude the gains, diluted EPS for fiscal 2022 was $11.28, an increase of 10.2%. For the fiscal year ended May 31, 2022, free cash flow was $1.30 billion, an increase of 6.5% compared to the fiscal year ended May 31, 2021.

Mr. Schneider continued, "We achieved significant accomplishments this fiscal year despite significant inflation, including delivering upon our stated financial goals of mid- to high-single digit organic revenue growth rates, incremental operating margins in the range of 20% to 30%, double-digit EPS growth, and the allocation of capital to improve shareholder returns. We achieved these great results by productively selling new business, penetrating existing customers with more products and services, providing excellent service, driving operational efficiencies, and obtaining price increases. I thank our employees, whom we call "partners", for their continued focus on our customers, our shareholders, and each other."

Mr. Schneider concluded, "For our fiscal year 2023, we expect revenue to be in the range of $8.47 billion to $8.58 billion and diluted EPS to be in the range of $11.90 to $12.30. The following table provides a comparison of fiscal 2022 revenue and diluted EPS to fiscal 2023 guidance.

				Fiscal 2023		Fiscal 2023
	Fiscal			Low end	Growth	High end	Growth
	2022			of Range	vs. 2022	of Range	vs. 2022

Revenue Guidance
($s in millions)
Total Revenue	$ 7,854.5			$ 8,470.0	7.8%	$ 8,580.0	9.2%

	Fiscal 2022			Fiscal 2023		Fiscal 2023
	Operating	Tax		Low end	Growth	High end	Growth
	Income	Rate	EPS	of Range	vs. 2022	of Range	vs. 2022

Earnings Per Share Guidance
($s in millions, except EPS)
Reported	$ 1,587.4	17.5%	$ 11.65

Q1 Gain on Sale of Operating Assets	(12.1)	0.1%	(0.09)

Q3 Gain on an Equity Method Investment	(30.2)	0.3%	(0.28)

After Above Items	$ 1,545.1	17.9%	$ 11.28	$ 11.90	5.5%	$ 12.30	9.0%
•Fiscal year 2023 operating income is expected to be in the range of $1.68 billion to $1.73 billion, compared to $1.55 billion in fiscal 2022 adjusted to exclude the gains in the table above.

•Fiscal year 2023 interest expense is expected to be approximately $110.0 million, compared to $88.8 million in fiscal year 2022, due in part to higher interest rates.

•Fiscal year 2023 effective tax rate is expected to be approximately 20.0% compared to a rate of 17.9% in fiscal 2022, after excluding the gains and their related tax impacts from the reported rate of 17.5%. The expected higher effective tax rate will negatively impact fiscal 2023 diluted EPS by approximately $0.32 and diluted EPS growth by approximately 290 basis points.

•Our diluted EPS guidance includes share buybacks through July 13, 2022 but does not include the impact of any future share buybacks.

•We remain in a dynamic environment that can continue to change. Our guidance assumes a stable economy and excludes COVID-19 pandemic-related setbacks or economic downturns."

Cintas
Cintas Corporation helps more than one million businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing products and services that help keep their customers’ facilities and employees clean, safe and looking their best. With offerings including uniforms, mats, mops, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety training, Cintas helps customers get Ready for the Workday®. The Company is also the creator of the Total Clean Program™ — a first-of-its-kind service that includes scheduled delivery of essential cleaning supplies, hygienically clean laundering, and sanitizing and disinfecting products and services. Headquartered in Cincinnati, Cintas is a publicly held Fortune 500 company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and Nasdaq-100 Index.

Cintas will host a live webcast to review the fiscal 2022 fourth quarter and full year results today at 10:00 a.m., Eastern Time. The webcast will be available to the public on Cintas' website at www.Cintas.com. A replay of the webcast will be available approximately two hours after the completion of the live call and will remain available for two weeks.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; the performance and costs of integration of acquisitions; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks, including the risk of recession; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting; the effect of new accounting pronouncements; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events including viral pandemics such as the COVID-19 coronavirus; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2021 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us, or that we currently believe to be immaterial, may also harm our business.

For additional information, contact:

J. Michael Hansen, Executive Vice President and Chief Financial Officer - 513-972-2079
Paul F. Adler, Vice President - Treasurer & Investor Relations - 513-972-4195

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	May 31, 2022	May 31, 2021	% Change
Revenue:
Uniform rental and facility services	$1,630,213	$1,466,868	11.1%
Other	444,473	368,793	20.5%
Total revenue	2,074,686	1,835,661	13.0%

Costs and expenses:
Cost of uniform rental and facility services	885,789	766,441	15.6%
Cost of other	242,702	210,170	15.5%
Selling and administrative expenses	541,759	502,604	7.8%

Operating income	404,436	356,446	13.5%

Interest income	(74)	(98)	(24.5)%
Interest expense	23,058	24,551	(6.1)%

Income before income taxes	381,452	331,993	14.9%
Income taxes	86,991	64,271	35.4%
Net income	$294,461	$267,722	10.0%

Basic earnings per share	$2.87	$2.53	13.4%

Diluted earnings per share	$2.81	$2.47	13.8%

Basic weighted average common shares outstanding	102,375	105,143
Diluted weighted average common shares outstanding	104,427	107,726

Cintas Corporation
Consolidated Condensed Statements of Income
(In thousands except per share data)

	Twelve Months Ended
	May 31, 2022	May 31, 2021	% Change
Revenue:
Uniform rental and facility services	$6,226,980	$5,689,632	9.4%
Other	1,627,479	1,426,708	14.1%
Total revenue	7,854,459	7,116,340	10.4%

Costs and expenses:
Cost of uniform rental and facility services	3,316,433	2,983,514	11.2%
Cost of other	905,780	818,175	10.7%
Selling and administrative expenses	2,044,876	1,929,159	6.0%

Operating income	1,587,370	1,385,492	14.6%

Interest income	(242)	(467)	(48.2)%
Interest expense	88,844	98,210	(9.5)%

Income before income taxes	1,498,768	1,287,749	16.4%
Income taxes	263,011	176,781	48.8%
Net income	$1,235,757	$1,110,968	11.2%

Basic earnings per share	$11.92	$10.52	13.3%

Diluted earnings per share	$11.65	$10.24	13.8%

Basic weighted average common shares outstanding	103,172	104,874
Diluted weighted average common shares outstanding	105,523	107,707

CINTAS CORPORATION SUPPLEMENTAL DATA

Gross Margin and Net Income Margin Results

	Three Months Ended		Twelve Months Ended
	May 31, 2022	May 31, 2021	May 31, 2022	May 31, 2021

Uniform rental and facility services gross margin	45.7%	47.7%	46.7%	47.6%
Other gross margin	45.4%	43.0%	44.3%	42.7%
Total gross margin	45.6%	46.8%	46.2%	46.6%
Net income margin	14.2%	14.6%	15.7%	15.6%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides the additional non-GAAP financial measures of operating income, effective tax rate, earnings per diluted share and cash flow. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measure calculated in accordance with GAAP are shown in the tables below.

Operating Income Results

	Twelve Months Ended
(In thousands)	May 31, 2022	% of Revenue
Operating income	$1,587,370	20.2%
Q1 Gain on sale of operating assets	(12,129)
Q3 Gain on equity method investment transaction (1)	(30,151)
Operating income excluding above items	$1,545,090	19.7%

(1) In connection with the acquisition of the remaining interest in an equity method investment during the third quarter of fiscal 2022, the Company was required by U.S. GAAP to remeasure its existing interest in the equity method investment at its acquisition-date fair value and recognize the resulting gain in operating income.

Effective Tax Rate Results

Twelve Months Ended
(In thousands)	May 31, 2022
Effective Tax Rate	17.5%
Q1 Gain on sale of operating assets	0.1%
Q3 Gain on equity method investment transaction	0.3%
Effective Tax Rate excluding above items	17.9%

Earnings Per Share Results

	Twelve Months Ended
	May 31, 2022	Growth vs. Fiscal 2021

Diluted EPS	$11.65	13.8%
Q1 Pre-tax gain and the related tax benefit on sale of certain operating assets	(0.09)
Q3 Pre-tax gain and the related tax benefit on equity method investment transaction	(0.28)
Diluted EPS excluding above items	$11.28	10.2%

Computation of Free Cash Flow

	Three Months Ended		Twelve Months Ended
	May 31, 2022	May 31, 2021	May 31, 2022	May 31, 2021
Net cash provided by operations	$550,570	$455,925	$1,537,625	$1,360,740
Capital expenditures	(74,821)	(43,060)	(240,672)	(143,470)
Free cash flow	$475,749	$412,865	$1,296,953	$1,217,270

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA

	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate	Total
For the three months ended May 31, 2022
Revenue	$1,630,213	$218,224	$226,249	$—	$2,074,686
Gross margin	$744,424	$100,680	$101,091	$—	$946,195
Selling and administrative expenses	$413,921	$68,026	$59,812	$—	$541,759
Interest income	$—	$—	$—	$(74)	$(74)
Interest expense	$—	$—	$—	$23,058	$23,058
Income (loss) before income taxes	$330,503	$32,654	$41,279	$(22,984)	$381,452

For the three months ended May 31, 2021
Revenue	$1,466,868	$186,917	$181,876	$—	$1,835,661
Gross margin	$700,427	$80,294	$78,329	$—	$859,050
Selling and administrative expenses	$388,627	$64,964	$49,013	$—	$502,604
Interest income	$—	$—	$—	$(98)	$(98)
Interest expense	$—	$—	$—	$24,551	$24,551
Income (loss) before income taxes	$311,800	$15,330	$29,316	$(24,453)	$331,993

For the twelve months ended May 31, 2022
Revenue	$6,226,980	$832,458	$795,021	$—	$7,854,459
Gross margin	$2,910,547	$372,193	$349,506	$—	$3,632,246
Selling and administrative expenses	$1,557,057	$265,430	$222,389	$—	$2,044,876
Interest income	$—	$—	$—	$(242)	$(242)
Interest expense	$—	$—	$—	$88,844	$88,844
Income (loss) before income taxes	$1,353,490	$106,763	$127,117	$(88,602)	$1,498,768

For the twelve months ended May 31, 2021
Revenue	$5,689,632	$784,291	$642,417	$—	$7,116,340
Gross margin	$2,706,118	$332,336	$276,197	$—	$3,314,651
Selling and administrative expenses	$1,480,278	$251,153	$197,728	$—	$1,929,159
Interest income	$—	$—	$—	$(467)	$(467)
Interest expense	$—	$—	$—	$98,210	$98,210
Income (loss) before income taxes	$1,225,840	$81,183	$78,469	$(97,743)	$1,287,749

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except per share data)

	May 31, 2022	May 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$90,471	$493,640
Accounts receivable, net	1,006,220	901,710
Inventories, net	472,150	481,797
Uniforms and other rental items in service	916,706	810,104
Income taxes, current	21,708	22,282
Prepaid expenses and other current assets	124,728	133,776
Total current assets	2,631,983	2,843,309

Property and equipment, net	1,323,673	1,318,438

Investments	242,873	274,616
Goodwill	3,042,976	2,913,069
Service contracts, net	391,638	408,445
Operating lease right-of-use assets, net	170,003	168,532
Other assets, net	344,110	310,414
	$8,147,256	$8,236,823

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$251,504	$230,786
Accrued compensation and related liabilities	236,992	241,469
Accrued liabilities	588,948	518,910
Operating lease liabilities, current	43,872	43,850
Debt due within one year	311,574	899,070
Total current liabilities	1,432,890	1,934,085

Long-term liabilities:
Debt due after one year	2,483,932	1,642,833
Deferred income taxes	473,777	386,647
Operating lease liabilities	129,064	130,774
Accrued liabilities	319,397	454,637
Total long-term liabilities	3,406,170	2,614,891

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value, and paid-in capital: 425,000,000 shares authorized FY 2022: 190,837,921 issued and 101,711,215 outstanding FY 2021: 189,071,185 issued and 104,061,391 outstanding	1,771,917	1,516,202
Retained earnings	8,719,163	7,877,015
Treasury stock: FY 2022: 89,126,706 shares FY 2021: 85,009,794 shares	(7,290,801)	(5,736,258)
Accumulated other comprehensive income	107,917	30,888
Total shareholders’ equity	3,308,196	3,687,847
	$8,147,256	$8,236,823

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(In thousands)

	Twelve Months Ended
	May 31, 2022	May 31, 2021
Cash flows from operating activities:
Net income	$1,235,757	$1,110,968

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	249,376	243,836
Amortization of intangible assets and capitalized contract costs	150,325	144,115
Stock-based compensation	109,308	112,035
Gain on equity method investment transaction	(30,151)	—
Gain on sale of operating assets	(12,129)	(22,030)
Long-lived asset impairment	—	5,114
Deferred income taxes	52,110	(42,242)
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(100,392)	(32,576)
Inventories, net	16,194	(75,501)
Uniforms and other rental items in service	(111,332)	(35,659)
Prepaid expenses and other current assets and capitalized contract costs	(28,581)	(102,600)
Accounts payable	22,697	(2,604)
Accrued compensation and related liabilities	(3,625)	113,769
Accrued liabilities and other	(9,241)	(6,735)
Income taxes, current	(2,691)	(49,150)
Net cash provided by operating activities	1,537,625	1,360,740

Cash flows from investing activities:
Capital expenditures	(240,672)	(143,470)
Purchases of investments	(6,076)	(4,299)
Proceeds from sale of operating assets, net of cash disposed	15,347	31,705
Acquisitions of businesses, net of cash acquired	(164,228)	(10,038)
Other, net	(7,006)	(11,113)
Net cash used in investing activities	(402,635)	(137,215)

Cash flows from financing activities:
Issuance of commercial paper, net	261,200	—
Proceeds from issuance of debt, net	1,190,506	—
Repayment of debt	(1,200,000)	—
Proceeds from exercise of stock-based compensation awards	117,737	129,957
Dividends paid	(375,119)	(451,327)
Repurchase of common stock	(1,525,873)	(554,121)
Other, net	(6,394)	(4,377)
Net cash used in financing activities	(1,537,943)	(879,868)

Effect of exchange rate changes on cash and cash equivalents	(216)	4,581

Net (decrease) increase in cash and cash equivalents	(403,169)	348,238
Cash and cash equivalents at beginning of year	493,640	145,402
Cash and cash equivalents at end of year	$90,471	$493,640